Exhibit 99.1


For Immediate Release
---------------------
Wednesday, April 27, 2005

For further information contact
John S. Cooper
President and Chief Executive Officer
Portec Rail Products, Inc.
(412) 782-6000, ext. 201

Press Release

Portec Rail Products, Inc. Reports Record 2005 First Quarter Net Sales and Operating Results (Unaudited)

PITTSBURGH, PA, --(BUSINESS WIRE)-- April 27, 2005 - Portec Rail Products, Inc. (NASDAQ National Market "PRPX") today announced unaudited net income of $1,005,000 or $.10 per share (basic and diluted) on 9,601,779 weighted average shares outstanding for the three months ended March 31, 2005. This compares to $657,000 or $.08 per share (basic and diluted) on 8,586,335 weighted average shares outstanding for the first quarter of 2004.

Mr. John Cooper, President and Chief Executive Officer of Portec Rail Products, Inc., said: "Our first quarter 2005 was very strong both on products shipped and new orders booked. We had record net sales of $20.8 million compared to $15.2 million in the first quarter of 2004, as all of our business units posted solid performances. Excluding our recently acquired companies, our Railway Maintenance Products Division and Shipping Systems Division along with our Montreal and United Kingdom business units all experienced improved sales levels amounting to $18.4 million compared to $15.2 million for the first quarter 2004 for these business units. At our recently acquired companies, both Salient Systems and Kelsan Technologies made a positive contribution to our first quarter 2005 results. Salient Systems had higher sales in the first quarter 2005 compared to the same period in 2004, and Kelsan Technologies had lower sales in the first quarter 2005 due to a large international order shipped in the first quarter 2004. In addition, strong spending by the North American railroads on infrastructure improvements has continued to create a higher demand for our track components such as insulated rail joints, rail anchors and spikes. Also, our friction management product and service sales continued at a strong pace for both gage face and top of rail applications and new accounts were established for our distribution of the Soytrak lubricant. Lastly, new freight car production improved business at our Shipping Systems Division, and our United Kingdom business for the first quarter 2005 was much improved compared to the first quarter 2004."

Portec Rail Products, Inc., headquartered in Pittsburgh, Pennsylvania, manufactures, supplies and distributes a broad range of railroad products, including rail joints, rail anchors and spikes, railway friction management products, railway wayside data collection and data management systems and load securement systems. The Company's largest business unit, the Railway Maintenance Products Division, operates a manufacturing and assembly plant in Huntington, West Virginia, an engineering and assembly facility in Dublin, Ohio (Salient Systems), and is also headquartered in Pittsburgh. The Company also has two Canadian subsidiaries, one of which is headquartered near Montreal with a manufacturing operation in St. Jean, Quebec and the other headquartered in Vancouver, British Columbia that is a technology and manufacturing facility (Kelsan Technologies). In addition, the Company sells load securement systems to the railroad freight car market through its Shipping Systems Division located near Chicago, Illinois. The Company also manufactures railway products and material handling equipment at its wholly-owned subsidiary in the United Kingdom with operations in Wrexham, Wales and Leicester, England. Portec Rail Products, Inc.'s web site address is www.portecrail.com.
------------------

The foregoing information contains forward-looking statements. The Company cautions that such statements are subject to a number of uncertainties. The Company identifies below important factors that could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. In particular, the Company's future results could be affected by a variety of factors, such as customer demand for our products; competitive dynamics in the North American and worldwide railroad and railway supply industries; capital expenditures by the railway industry in North America and worldwide; the development and retention of sales representation and distribution agreements with third parties; fluctuations in the cost and availability of raw materials and supplies; currency rate fluctuations; and exposure to pension liabilities. Additional cautions regarding forward-looking statements are provided in the Company's Form 10-K for the year ended December 31, 2004 under the heading "Cautionary Statement Relevant to Forward-looking Statements." The Company does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Portec Rail Products, Inc.
Consolidated Statements of Income
(In thousands, except share and per share data)


                                                            Three Months Ended
                                                                 March 31
                                                     --------------------------------
                                                           2005            2004
                                                     --------------------------------
                                                               (Unaudited)

    Net sales                                          $   20,821      $   15,193
    Cost of sales                                          14,299          11,322
                                                     --------------------------------
    Gross profit                                            6,522           3,871

    Selling, general and administrative                     4,695           2,834
    Amortization expense                                      166              16
                                                     --------------------------------
    Operating income                                        1,661           1,021

    Interest expense                                          263              46
    Other (income) expense, net                               (71)             18
                                                     --------------------------------
    Income before income taxes                              1,469             957
    Provision for income taxes                                464             300
                                                     --------------------------------

    Net income                                         $    1,005      $      657
                                                     ================================

    Earnings per share
        Basic and diluted                                  $ 0.10          $ 0.08

    Average basic and diluted shares outstanding        9,601,779       8,586,335



Consolidated Condensed Balance Sheets
(In thousands)


                                                         March                                          December
                                                          31                                               31
                                                         2005                                             2004
                                                   -----------------                                -----------------
                                                     (Unaudited)                                       (Audited)
    ASSETS
    Current assets                                    $    38,926                                      $    40,672
    Property, plant and equipment, net                     12,407                                           12,660
    Other assets                                              180                                              151
    Goodwill and other intangibles, net                    34,941                                           35,142
                                                   -----------------                                -----------------
        Total assets                                  $    86,454                                      $    88,625
                                                   =================                                =================

    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities                               $    14,299                                      $    15,411
    Other liabilities and long-term debt
       obligations                                         24,677                                           26,170
    Shareholders' equity                                   47,478                                           47,044
                                                   -----------------                                -----------------
        Total liabilities and shareholders'
         equity                                       $    86,454                                      $    88,625
                                                   =================                                =================
